Exhibit 15.1

Consent of Shandong Haoxin Certified Public Accountants Co., Ltd.

We hereby consent to the incorporation by reference in this Annual Report on Form 20-F of Concord Medical Services Holdings Limited of our report dated April 25, 2025 relating to the financial statements, which appears in this Form 20-F.

Shandong Haoxin Certified Public Accountants Co., Ltd.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd

Weifang, the People’s Republic of China

April 25, 2025